Exhibit 99.3

Generation Hemp, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the reverse merger transaction between Generation Hemp, Inc., formerly Home Treasure Finders, Inc. (the “Company”) and Energy Hunter Resources, Inc. (“EHR”), a company incorporated in the State of Delaware.

Generation Hemp, Inc.

Unaudited Proforma Condensed Balance Sheet

As of September 30, 2019

			Pro Forma Adjustments
			Disposal
	Historical		of Legacy	Transaction		Pro Forma
	Company	EHR	Business	Adjustments		Combined
			{a}
Assets
Current Assets
Cash	$95,679	$753,941	$(95,388)	$ (286,326	){b}	$467,906
Prepaid expenses	128	6,272	(128)	-		6,272
Right of use asset - net	32,490	-	(32,490)	-		-
Current assets of discontinued operations held for sale	-	184,682	-	-		184,682
Total Current Assets	128,297	944,895				658,860

Property and Equipment
Property and equipment, other	878,449	74,663	(17,449)	151,500	{c}	1,087,163
Accumulated depreciation	(119,367)	(26,511)	15,120	104,247	{c}	(26,511)
Total Property and Equipment, Net	759,082	48,152				1,060,652
Noncurrent assets of discontinued operations held for sale	-	4,718,951				4,718,951
Goodwill	-	-	-	4,956,047	{d}
			-	(4,956,047	){d}	-
Deposits	1,822	-	(1,822)	-		-
Investment in common stock, at cost	-	15,691	-	-		15,691

Total Assets	$889,201	$5,727,689				$6,454,154

Liabilities and Equity (Deficit)
Current Liabilities
Accounts payable	$34,530	$770,220	$(34,530)	$-		$770,220
Accrued liabilities	164,981	462,684	(164,981)	-		462,684
Accrued interest – related party	1,414	196,250	(1,414)	-		196,250
Note payable, current portion	783,130	-	-	(152,440	){b}	630,690
Note payable to related party	904	-	(904)	-		-
Senior secured promissory note – related party	-	1,500,000	-	-		1,500,000
Current liabilities of discontinued operations held for sale	-	1,660,967	-	-		1,660,967
Total Current Liabilities	984,959	4,590,121				5,220,811
Lease liability	25,055	71,607	(25,055)	-		71,607
Long term liabilities of discontinued operations held for sale	-	116,909	-	-		116,909
Total Liabilities	1,010,014	4,778,637				5,409,327

Commitments and Contingencies

Equity (Deficit)
Common stock	245,061	691	-	4,806,070	{e}	5,051,822
Series A preferred stock	-	-	-	4,975,503	{e}	4,975,503
Series C convertible preferred stock	-	850,000	-	(850,000	){e}	-
Additional paid-in capital	109,836	5,435,652	-	(5,545,488	){e}	-
Accumulated deficit	(475,710)	(5,337,291)	94,727	(3,405,819	){e}	(9,124,093)
Total Equity (Deficit) Before Noncontrolling Interests	(120,813)	949,052				903,232
Noncontrolling interest	-	-	-	141,595	{e}	141,595
Total Equity (Deficit)	(120,813)	949,052				1,044,827
Total Liabilities and Equity (Deficit)	$889,201	$5,727,689				$6,454,154

See accompanying notes to pro forma financial statements.

Generation Hemp, Inc.

Unaudited Proforma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2019

			Pro Forma Adjustments
			Disposal
	Historical		of Legacy	Transaction		Pro Forma
	Company	EHR	Business	Adjustments		Combined
			{a}

Revenue	$426,957	$-	$(365,076)	-		$61,881

Costs and Expenses
Depreciation and amortization	16,489	9,798	-	6,424	{f}	32,711
Impairment expense	-	247,574	-	-		247,574
Merger and acquisition costs	-	360,858	-	-		360,858
General and administrative	393,439	707,694	(341,936)	-		759,197
Total costs and expenses	409,928	1,325,924				1,400,340

Operating income (loss)	17,029	(1,325,924)				(1,338,459)

Other expense (income)
Interest and other income	-	(963)	-	-		(963)
Change in fair value of marketable security	-	234,309	-	-		234,309
Interest expense	67,078	135,837	-	(19,192	){g}	183,723
Total other expense	67,078	369,183				417,069

Loss from continuing operations	(50,049)	(1,695,107)				(1,755,528)
Income (loss) from discontinued operations	-	2,215,443	-	-		2,215,443

Net income (loss)	$(50,049)	$520,333				$459,915

Less: net income attributable to noncontrolling interests	-	-	-	163,906	{h}	163,906

Net income (loss) attributable to the Company	$(50,049)	$520,333				$296,009

Earnings (loss) per share:
Basic	$-					$0.02
Diluted	$-					$-

Weighted average number of common shares used in computing earnings (loss) per share:
Basic	13,327,312		-	326,262	{g}	13,653,574
Diluted	13,327,312		-	76,273,638	{g}	89,600,950

See accompanying notes to pro forma financial statements.

Generation Hemp, Inc.

Unaudited Proforma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

			Pro Forma Adjustments
			Disposal
	Historical		of Legacy	Transaction		Pro Forma
	Company	EHR	Business	Adjustments		Combined
			{a}

Revenue	$558,153	$-	$(475,645)	-		$82,508

Costs and Expenses
Depreciation and amortization	21,986	10,640	-	8,564	{f}	41,190
Merger and acquisition costs	-	1,458,450	-	-		1,458,450
General and administrative	502,384	2,593,435	(437,536)	-		2,658,283
Total costs and expenses	524,370	4,062,525				4,157,923

Operating income (loss)	33,783	(4,062,525)				(4,075,415)

Other expense (income)
Interest and other income	(6,028)	(3,121)	6,028	-		(3,121)
Interest expense	65,116	220,798	-	(460)	{g}	285,454
Total other expense	59,088	217,677				282,333

Loss from continuing operations	(25,305)	(4,280,202)				(4,357,748)
Loss from discontinued operations	-	(791,132)	-	-		(791,132)

Net loss	$(25,305)	$(5,071,334)				$(5,148,880)

Less: net income attributable to noncontrolling interests	-	-	-	(1,597,470)	{h}	(1,597,470)

Net loss attributable to the Company	$(25,305)	$(5,071,334)				$(3,551,410)

Earnings (loss) per share:
Basic	$-					$(0.26)
Diluted	$-					$(0.26)

Weighted average number of common shares used in computing earnings (loss) per share:
Basic	13,210,510		-	443,064	{g}	13,653,574
Diluted	13,327,312		-	443,064	{g}	13,770,376

See accompanying notes to pro forma financial statements.

Generation Hemp, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On November 27, 2019, the Company completed the purchase of 6,328,948 shares of EHR common stock representing approximately 68% of the issued and outstanding common stock of EHR in a transaction accounted for as a reverse merger. In exchange, the sellers received 6,328,948 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”). Each share of the Series A Preferred (a) converts into 12 shares of common stock of the Company, (b) possesses full voting rights, on an as-converted basis, with the common stock of the Company, and (c) has no dividend rate.

EHR’s chief executive officer, Gary C. Evans, became the chief executive officer of the Company upon closing. The newly combined company will focus primarily upon expanding the Company’s existing footprint in the emerging hemp industry. Effective December 3, 2019, the Company’s name was changed from Home Treasure Finders, Inc. to Generation Hemp, Inc. and its trading symbol changed to “GENH”.

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the merger had occurred on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 is presented as if the merger had occurred on January 1, 2018.

For accounting purposes, EHR is considered to be the acquiring company and the transaction was accounted for as a reverse merger because former EHR shareholders hold a majority of the voting interests of the combined company and senior management of EHR serve as the senior management of the combined entity. The acquired assets, including separately identifiable intangible assets, and any assumed liabilities were recorded at their acquisition date estimated fair value. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions. The acquisition-date fair value of the consideration effectively transferred was determined based on the fair value of the Company’s shares. The excess of the consideration effectively transferred over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Noncontrolling interest reflects the noncontrolling shareholders’ proportionate interest in the precombination carrying amounts of EHR’s net assets.

Historical financial information has been adjusted in the pro forma balance sheet for pro forma events that are: (1) directly attributable to the transaction; (2) factually supportable; and (3) expected to have a continuing impact on the combined companies’ results of operations.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company included in its Quarterly Reports on Form 10-Q, and of EHR for the years ended December 31, 2018 and 2017 and the nine month periods ended September 30, 2019 and 2018 included in this Form 8-K/A.

These pro forma condensed combined financial statements are presented for illustrative purposes only and are not intended to be indicative of actual combined financial position and combined results of operations had the purchase been in effect during the periods presented, or of combined financial condition or combined results of operations that may be reported in the future.

Note 3 —Fair value of the Assets Acquired and the Liabilities Assumed

The following is the fair value of the assets acquired and the liabilities assumed by EHR, as accounting acquirer, in the transaction:

Consideration effectively transferred		$5,051,822
Cash advanced by EHR to the Company prior to closing		286,326
Less: net recognized values of HTF’s identifiable assets and liabilities:
Cash	291
Warehouse and land	1,012,500
Warehouse note payable	(630,690)	(382,101)

Goodwill		$4,956,047

Note 4 — Pro Forma Adjustments

The adjustments included in the pro forma balance sheet and statements of operations are as follows:

{a}	On December 20, 2019, the Company entered a Legacy Business Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”) with Corey Wiegand, the Company’s former CEO. Under the Bill of Sale, the Company agreed to sell to Mr. Wiegand the Company’s property management and residential real estate sales business for $160,000. As alternative consideration to paying the purchase price in cash, Mr. Wiegand elected to redeem 432,432 Company shares (based on an agreed upon reference price of $0.37 per share) held by him in lieu of paying cash. The redeemed shares were returned to treasury and re-issued on a pro rata basis to the ownership interests to the shareholders of record of the Company as of November 26, 2019.

Pro forma adjustments are made to remove the disposed assets, liabilities and operations of the legacy business.

{b}	Represents adjustment to reflect the use of cash advanced by EHR to the Company prior to closing. This cash was used for payments of transaction expenses and paydown of the warehouse note payable by the Company.

{c}	Represents adjustments to reflect the acquired warehouse and land at its estimated fair value and the elimination of the accumulated depreciation on the Company’s books.

{d}	Represents the pro forma adjustment to record goodwill in the transaction. An impairment analysis performed as of the date of closing showed that the acquired goodwill was fully impaired. As such, goodwill impairment expense of $4,956,047 was recorded subsequent to the transaction.

{e}	Represents adjustments to equity for the effects of the transaction as follows:

	Common stock	Series A Preferred Stock	Series C Convertible Preferred Stock	Additional paid-in capital	Accumulated deficit	Total Equity (Deficit) Before Noncontrolling Interests	Noncontrolling interests	Total Equity (Deficit)

Consideration effectively transferred in transaction	$5,051,822	$-	$-	$-	$-	$5,051,822	$-	$5,051,822
Adjustments due to reverse merger
- elimination of the historical equity of the Company	(245,061)	-	-	(109,836)	380,983	26,086	-	26,086
- recapitalization adjustments	1,014,006	4,975,503	-	(5,435,652)	(553,857)	-	-	-
- reflect noncontrolling interest in EHR	(1,014,697)	-	(850,000)	-	1,723,102	(141,595)	141,595	-
Goodwill impairment	-	-	-	-	(4,956,047)	(4,956,047)	-	(4,956,047)

Total proforma adjustments	$4,806,070	$4,975,503	$(850,000)	$(5,545,488)	$(3,405,819)	$(19,734)	$141,595	$121,861

{f}	Represents the net increase to depreciation expense for the acquired warehouse as follows:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Elimination of depreciation expense for acquiree fixed assets	$(16,489)	$(21,986)
Depreciation expense on warehouse	22,913	30,550

Pro forma adjustments	$6,424	$8,564

The warehouse, as recorded at its fair value of $916,500 as of the acquisition date, will be depreciated over 30 years.

{g}	Represents the net decrease to interest expense resulting from interest on the assumed warehouse note payable as follows:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Elimination of interest expense for outstanding acquiree debt	$(67,078)	$(65,116)
Interest expense on refinanced warehouse note	47,886	64,656

Pro forma adjustments	$(19,192)	$(460)

On October 1, 2019, in anticipation of closing of the transaction, the Company entered into an amendment to the warehouse note payable to extend its maturity to July 15, 2020. The warehouse note bears interest at 9% per annum and requires monthly payments until maturity of $6,640. Upon maturity, the note may be extended to January 15, 2021 at the Company’s option subject to payment of an extension fee of 1% of the then outstanding principal of the warehouse note. The warehouse note rate will increase to 10% following such extension. The warehouse note payable may be further extended to July 15, 2021 at the Company’s option subject to payment of an extension fee of 1% of the then outstanding principal of the warehouse note. The warehouse note rate will increase to 11% following this second extension.

{h}	Represents the pro forma adjustment to reflect the noncontrolling interest in EHR’s loss. The noncontrolling interest is approximately 31%.

{i}	For the purposes of calculating basic earnings (loss) per share, pro forma adjustment is made to reflect the total number of common shares of the Company outstanding. There were no changes in common shares as a result of the transaction.

In the transaction, the sellers received 6,328,948 shares of Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible into 12 shares of common stock of the Company. For purposes of calculating diluted earnings (loss) per share for the nine months ended September 30, 2019, pro forma adjustment is made to reflect the assumed conversion of all Series A Preferred Stock. No adjustment is made for the assumed conversion of Series A Preferred Stock in calculating diluted earnings (loss) per share for the year ended December 31, 2019 because such conversion would be anti-dilutive.

The following table is a calculation of pro forma earnings (loss) per basic and diluted share:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Numerator
Net income (loss)	$459,915	$(5,148,880)
Less: net income attributable to noncontrolling interests	163,906	(1,597,470)
Net income attributable to the Company	$296,009	$(3,551,410)
Denominator
Shares used to compute basic EPS	13,653,574	13,653,574
Dilutive effect of preferred stock	75,947,376	-
Shares used to compute diluted EPS	89,600,950	13,653,574

Earnings (loss) per share
Basic	$0.02	$(0.26)
Diluted	$0.00	$(0.26)

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